                                                        NEWS RELEASE


Contact:  Paul S. Feeley                                For Release: Immediately
          SENIOR VICE PRESIDENT, TREASURER &
             CHIEF FINANCIAL OFFICER
          (617) 628-4000

                             CENTRAL BANCORP REPORTS
                           IMPROVED QUARTERLY EARNINGS

         SOMERVILLE, MASSACHUSETTS, October 28, 2005 - Central Bancorp, Inc. (NASDAQ:CEBK) today reported that its net income improved more than 23% to $624,000, or $.43 per diluted share, for the quarter ended September 30, 2005, from $506,000, or $.33 per diluted share, for the corresponding quarter in the prior fiscal year. The Company's earnings for the six months ended September 30, 2005 of $1,330,000, or $.93 per diluted share, rose nearly 39% from the earnings of $960,000, or $.61 per diluted share, for the six-months ended September 30, 2004.

         The improvement in earnings for the quarterly periods reflected several positive developments, including a $268,000 increase in net interest and dividend income and a $196,000 increase in non-interest income primarily attributable to loan fee income and a higher level of brokerage fees earned during the period. Partially offsetting these items was a charge of $283,000 in the 2005 quarter associated with a restructuring during the quarter. This restructuring involved voluntary employment termination packages offered to selected employees that are expected to have long-term cost savings for the Company.

         Central Bancorp's Chairman, President & Chief Executive Officer, John
D. Doherty, commented, "Our Company's earnings have continued to improve, reflecting our ongoing efforts to increase our deposit and lending activities. At September 30, 2005, our assets of nearly $540 million, our loans of almost $414 million and our deposits of more than $350 million were all at record levels. Loans and deposits increased by approximately $11 million each during the current quarter. Asset quality continues to be outstanding, with two non-performing loans totaling $148 thousand. Achieving these positive results during these uncertain and competitive economic times is very gratifying."

                                  (CONTINUED)

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CENTRAL BANCORP, INC.
PAGE 2 OF 3

         "As we previously informed stockholders, the Board of Directors increased our quarterly cash dividend in July by 50%, to $.18 per share. Last week, the Board declared our most recent dividend at that same level for payment on November 18th - representing a dividend yield of 2.61% on the date the dividend was declared," continued Mr. Doherty.

         The earnings improvement for the six months ended September 30, 2005 was primarily attributable to a $720,000 increase in net interest and dividend income and a $267,000 rise in non-interest income, partially offset by an increase in non-interest expenses of $314,000.

         Central Bancorp, Inc. is the holding company for Central Bank, whose legal name is Central Co-operative Bank, a Massachusetts-chartered co-operative bank operating eight full service banking offices, a limited service high school branch in suburban Boston and a stand alone 24-hour automated teller machine in Somerville.

                           (SEE ACCOMPANYING TABLES.)


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THIS PRESS RELEASE MAY CONTAIN CERTAIN FORWARD-LOOKING STATEMENTS, WHICH ARE
BASED ON MANAGEMENT'S CURRENT EXPECTATIONS REGARDING ECONOMIC, LEGISLATIVE AND REGULATORY ISSUES THAT MAY IMPACT THE COMPANY'S EARNINGS IN FUTURE PERIODS. FACTORS THAT COULD CAUSE FUTURE RESULTS TO VARY MATERIALLY FROM CURRENT MANAGEMENT EXPECTATIONS INCLUDE, BUT ARE NOT LIMITED TO, GENERAL ECONOMIC CONDITIONS, CHANGES IN INTEREST RATES, DEPOSIT FLOWS, REAL ESTATE VALUES AND COMPETITION; CHANGES IN ACCOUNTING PRINCIPLES, POLICIES OR GUIDELINES; CHANGES IN LEGISLATION OR REGULATION; AND OTHER ECONOMIC, COMPETITIVE, GOVERNMENTAL, REGULATORY AND TECHNOLOGICAL FACTORS AFFECTING THE COMPANY'S OPERATIONS, PRICING, PRODUCTS AND SERVICES.
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CENTRAL BANCORP, INC.
PAGE 3 OF  3

                              CENTRAL BANCORP, INC.
                           CONSOLIDATED OPERATING DATA
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                   Quarter Ended          Six Months Ended
                                                    September 30,           September 30,
                                                ---------------------------------------------
                                                  2005         2004         2005       2004
                                                ---------------------------------------------
                                                     (Unaudited)             (Unaudited)
Net interest and dividend income                 $ 4,214      $ 3,946     $ 8,373     $ 7,653
Provision for loan losses                             50           --         100          50
Net gain on sales and write-downs
   of investment securities                           96          214         213         348
Gain on sale of loans                                 85           56         140         119
Other non-interest income                            425          229         747         480

Non-interest expenses                              3,805        3,611       7,319       7,005
                                                 -------      -------     -------     -------
   Income before taxes                               965          834       2,054       1,545

Provision for income taxes                           341          328         724         585
                                                 -------      -------     -------     -------
   Net income                                    $   624      $   506     $ 1,330     $   960
                                                 =======      =======     =======     =======
Earnings per share:
   Basic                                         $   .44      $   .33     $   .93     $   .62
                                                 =======      =======     =======     =======
   Diluted                                       $   .43      $   .33     $   .93     $   .61
                                                 =======      =======     =======     =======
Weighted average number of
   shares outstanding:
   Basic                                           1,427        1,538       1,425       1,549
                                                 =======      =======     =======     =======
   Diluted                                         1,436        1,550       1,433       1,562
                                                 =======      =======     =======     =======
Outstanding shares, end of period                  1,590        1,589       1,590       1,589
                                                 =======      =======     =======     =======

                                            CONSOLIDATED BALANCE SHEET DATA
                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                             SEPTEMBER 30,      March 31,
                                                   2005            2005
                                             -----------------------------
Total assets                                   $ 539,787        $ 521,071
Investment securities available for sale         100,978          108,616
Total loans (1)                                  413,837          388,603
Allowance for loan losses                          3,783            3,681
Deposits                                         350,281          333,215
Borrowings                                       141,527          141,197
Subordinated debenture                             5,258            5,258
Stockholders' equity                              39,034           38,239
Book value per share                               24.55            24.07

(1) Includes loans held for sale of $264 and $2,221 at September 30, (2005) and March 31, 2005, respectively.